Exhibit 99.1

T1 Announces Preliminary Results for Second Quarter 2026

AUSTIN, Texas and NEW YORK, July 28, 2026 -- T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) has announced preliminary financial and operating results for the second quarter of 2026.

Preliminary Second Quarter 2026 Results Overview

●	Total Net Sales/Modules Sale Volumes: In Q2 2026, T1 expects to generate total sales of approximately $245 million to $255 million on module sales volumes of approximately 835 MW.

●	Net Loss from Continuing Operations and Adjusted EBITDA Range: T1 expects a Net Loss from Continuing Operations of approximately $34.0 million to $37.0 million in Q2 2026. T1 expects Adjusted EBITDA of approximately ($14.5) million to ($11.5) million in Q2 2026, which excludes approximately $24.4 million of refunds for tariffs incurred under the International Emergency Economic Powers Act (“IEEPA”).

●	Cash and Restricted Cash. As of June 30, 2026, T1 had cash, cash equivalents, and restricted cash of $156.4 million, of which $79.1 million was unrestricted cash.

Business Update

●	T1 acquires advanced solar intellectual property rights from Evervolt. This morning the Company announced that is has acquired foundational solar patents and other intellectual property rights from Evervolt Green Energy Holding Pte Ltd. for total consideration of $135 million. Terms and conditions of the transaction are available in a separate press release issued this morning.

●	Section 45X tax credits. During Q2 2026, T1 monetized the balance of the Company’s remaining 2025 Section 45X tax credits (as defined below) for $39.1 million, at a gross price of $0.93 on the dollar, which was higher than previously announced 2025 sales. T1 has also commenced early-stage negotiations with several potential counterparties regarding sales of 45X tax credits accrued in 2026.

●	G2_Austin project update. Construction work at the first phase of G2_Austin, our solar cell fab, continues with steel work having recently achieved 80% of completion. In addition, T1 is updating G2_Austin Phase 1 capital expenditure guidance from a prior projection of $425 million to an estimated $510 million, which represents a 20% contingency. The increased estimated capital expenditures are due to labor and materials costs associated with tightness in the Texas data center construction market. T1 now expects to produce the first solar cells at G2_Austin in Q1 2027 from a prior timeline of before year-end 2026.

●	Enhanced full-year 2026 G1_Dallas production target. T1 expects the run rate of production in Q3 and Q4 2026 will exceed Q2 2026 production and believes 2026 production will fall within the higher end of its previously disclosed 2026 production range of 3.1 - 4.2 GW. The enhanced production target reflects T1’s progress qualifying international cell vendors to supply G1_Dallas.

●	Financing update. T1 continues to target a comprehensive financing solution, which includes a significant debt component, in an amount sufficient to fund the remaining estimated capital expenditure required for G2_Austin Phase 1.

●	T1 closes acquisition of KORE Power, Inc., creating T1 NRI brand to service BESS and data center infrastructure markets. In July 2026, T1 closed the previously announced acquisition of KORE Power, Inc. The transaction is expected to provide T1 with an entry point into the energy storage and AI data center infrastructure markets through an expanded potential customer base for solar and storage solutions.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. solar supply chain for solar. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599 5706

Media contact:

Russell Gold

EVP, Strategic Communications

russell.gold@T1energy.com

Tel: +1 214 616 9715

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the timing for completion of G2_Austin Phase 1 and the expected level of capital expenditure to achieve such completion, expectations regarding run-rate production for the second half of 2026, targeted modular production for 2026 and the negotiation of sales of 45X tax credits accrued in 2026, the expected benefits from the acquisition of KORE Power, Inc. and expectations with respect to future financing activities (including the structure, timing and size of any such transaction). These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in T1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and in T1’s other filings with the SEC, including risks related to: (1) T1’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended (the “Section 45X tax credits”), and (x) rely on third-party warranties; (2) T1’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for G2_Austin Phase 1 on favorable terms, or at all, and the timing of such financing; (3) the concentration of T1’s operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1’s products and competitive position (including T1’s ability to obtain tariff refunds); (7) the outcome of any legal proceedings relating to T1’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; (8) T1’s ability to satisfy each installment of consideration for its acquisition of intellectual property from Evervolt as it becomes due; and (9) the capital-intensive nature of T1’s business and its ability to raise additional capital on attractive terms or service its debt. The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Preliminary Financial and Operating Results

The financial and operational information in this press release is selected, preliminary, estimated unaudited financial information for the three months ended June 30, 2026. These estimates have been prepared by, and are the responsibility of, management and have not been reviewed by the Company’s independent registered accounting firm. The preliminary financial and operational information set forth above is based solely on information available to the management of the Company as of the date hereof and is subject to change. The actual financial results of the Company for the quarter ended June 30, 2026, may differ (and such differences may be material) from these preliminary estimates due to the completion of the Company’s quarterly financial closing procedures. The preliminary estimates presented above are subject to final adjustments and other developments that may arise between the date hereof and the time that the results for the quarter ended June 30, 2026 for the Company are finalized, and are not intended to be a comprehensive statement of our financial or operational results for the three months ended June 30, 2026. Accordingly, you should not place undue reliance on this preliminary estimated financial information, as it may differ materially from the actual results.

Use of Non-GAAP Financial Measures

T1 reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA presented herein is a supplemental measure of T1’s performance that is not required by, or presented in accordance with, GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

T1 defines Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, and further adjustments to exclude certain items that management does not consider indicative of the Company’s core operating performance, including, but not limited to, non-cash charges, non-recurring items, and non-operating gains or losses. These adjustments include impairment charges, losses on debt extinguishment, losses on settlement of derivative liabilities, share-based compensation, fair value adjustments of warrant and derivative liabilities, and transaction and non-recurring expenses. Our Adjusted EBITDA measure was re-defined in the fourth quarter of 2025 to also exclude certain transaction and non-recurring expenses.

T1 uses Adjusted EBITDA as a key measure in evaluating its financial and operating performance and in making strategic business decisions. T1 believes that Adjusted EBITDA, when considered together with the corresponding GAAP financial measures, provides meaningful supplemental information by excluding items that may not be representative of its core business, operating results, or future outlook. However, Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) from continuing operations or any other measure of performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA has been reconciled to the nearest GAAP measure for historical periods in the table entitled “Reconciliation of Preliminary Non-GAAP Measures to Most Comparable Amounts” set forth on Annex A of this press release.

Annex A

T1 ENERGY INC.

RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS

(In thousands)

(Unaudited)

	Three months ended June 30, 2026
	Low	High
Net loss	$(40,000)	$(44,000)
Net loss from discontinued operations, net of tax	6,000	7,000
Net income (loss) from continuing operations	$(34,000)	$(37,000)
Adjustments to net income (loss) from continuing operations
Interest expense, net	6,000	7,000
Income tax benefit	—	500
Depreciation and amortization	24,000	26,000
Warrant liability fair value adjustment (1)	2,500	3,000
Derivative liabilities fair value adjustment	5,000	6,000
Other (income) expense, net	(2,000)	—
Share-based compensation expense	5,000	6,000
Transaction and nonrecurring expenses (2)	(21,000)	(23,000)
Adjusted EBITDA	$(14,500)	$(11,500)

(1)	T1 currently expects that its loss on warrant liability fair value adjustment will be approximately $2.5 million to $3.0 million, however the actual gain or loss realized during the quarter will depend on the amount and fair value of private warrants (which, along with our public warrants, expired on July 9, 2026) that were sold or transferred during the quarter to become public warrants and thus reclassified within Stockholders’ Equity at the fair value on the date of the transfer.

(2)	Transaction and nonrecurring expenses for the three months ended June 30, 2026, are expected to primarily be related to non-recurring legal costs in connection with the evaluation, interpretation, and implementation of provisions under the Inflation Reduction Act and the One Big Beautiful Bill Act and non-recurring legal and advisory costs in connection with the evaluation and pursuit of potential acquisitions and joint venture arrangements. Additionally, T1 currently expects to realize approximately $24.4 million of refunds for tariffs incurred under the IEEPA for the three months ended June 30, 2026.